AGREEMENT

            This Agreement is entered into this _____ day of July, 2003 by and between Guideline Capital, Inc., a Nevada Corporation and The Arches Group, Inc., an Oregon corporation.

RECITALS

            1.         Whereas, The Arches Group, Inc. has entered into an agreement with Dr. Marius Paul and Energy Supreme, LLC, and;

             Whereas Guideline Capital, Inc. wishes to acquire all of the capital issued stock of The Arches Group, Inc. and;

             Whereas The Arches Group, Inc. is willing to sell all of its common stock to Guideline Capital, Inc.

Now therefore it is hereby agreed as follows;

           1.         Purchase.       Guideline Capital, Inc. will purchase One Hundred and Twenty (120) shares, consisting of all the issued and outstanding shares of The Arches Group, Inc. for Eighteen Million (18,000,000) shares of common stock in Guideline Capital, Inc. to be issued upon signing of this agreement and the sum of Ten Million dollars ($10,000,000.00) cash, due upon Guideline Capital, Inc. entering into a second licensing agreement with Mar Paul.

          2.        Transfer of Restricted Shares.      Guideline Capital, Inc. will authorize the transfer of Eighteen Million (18,000,000) shares of restricted stock to the following individuals and entities representing the purchase of shares from The Arches Group, Inc.:

          3.         Full Cooperation.   Both corporations agree to fully cooperate in the execution of any additional documents necessary to complete the sale and purchase of The Arches Group, Inc. by Guideline Capital, Inc.

          4.         Transfer of Rights.    The Arches Group, Inc., through its agreement with Dr. Marius Paul will transfer all of its rights in any agreements with Dr. Marius Paul, Anna Paul and Energy Supreme, LLC and Mar Paul, Inc. to Guideline Capital, Inc.

          5.         Jurisdiction.  Both parties agree to be bound by the jurisdiction of any Court in the State of Oregon in which an action to enforce the terms of this Agreement is brought.

          6.         Notices.  Any notice or other communication required or permitted to be given under this Agreement shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

Name of Party          :           Guideline Capital, Inc.
Address                    :           1607 NE 41st Avenue
                                 :           Portland, OR  97232

Name of Party          :           The Arches Group, Inc.
Address                    :           1607 NE 41st Avenue
                                 :           Portland, OR 97232

All notices and other communications shall be deemed to be given at the expiration of the 3rd day after the date of certification. The addresses to which notice to other communications are mailed may be changed from time to time by giving written notice to the other party as provided above.

            7.         Attorney Fees.  In the event of a default under this Agreement, the defaulting party shall reimburse the non-defaulting party for all costs and expenses reasonably incurred by the non-defaulting party in connection with the default, including without limitation attorney fees. Additionally, in the event a suit or action is filed to enforce this Agreement or with respect to this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney fees at the trial level and on appeal.

            8.         Headings.  The headings used in this Agreement are solely for convenience of reference, are not part of this Agreement, and are not to be considered in construing or interpreting this Agreement.

            9.         Entire Agreement.  This Agreement and the exhibits to this Agreement are the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement.  No provision of any exhibit or schedule to this Agreement shall supersede or annul the terms and provisions of this Agreement, unless the matter specified in such exhibit or schedules shall explicitly so provide to the contrary, in the event of ambiguity in meaning or understanding between the provisions of this Agreement proper and the appended exhibits, the provisions of this Agreement shall prevail and control in all circumstances.

            10.       Waiver and Modification.  No modification, supplement or amendment of this Agreement or of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties.  No waiver of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by the party making the waiver.  No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

            11.       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            12.       Severability.   In any judicial proceeding a court shall refuse to enforce all the provisions of this Agreement, any unenforceable provision shall be deemed eliminated from the Agreement for the purpose of such proceeding as is necessary to permit the remainder of the Agreement to be enforced In such proceeding.

            13.       Governing Law.  This Agreement shall be deemed to have been entered into in the County of Multnomah, State of Oregon, and all questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of Oregon, without regard to conflicts of law principles.  Any and all actions or proceedings, at law or in equity, to enforce or interpret the provisions of this Agreement shall be litigated in courts having situs within the County of Multnomah, State of Oregon.  No claim, demand, action, proceeding, litigation, hearing, motion or lawsuit resulting from or with respect to this Agreement shall be commenced or prosecuted in any jurisdiction other than the State of Oregon, and any judgment, determination, finding or conclusion reached or rendered in any other jurisdiction shall be null and void.  Each party hereby consents expressly to the jurisdiction of any local, state or federal court located within the State of Oregon and consents that any service of process in such action or proceeding may be made by personal service upon such party wherever such party may be then located, or by certified or registered mail directed to such party at such party’s last known address.

            14.       Force Majeure.   If any party is rendered unable, completely or partially, by the occurrence of an event of “force majeure” (hereinafter defined) to perform such party’s obligations created by the provisions of this Agreement, such party shall give to the other party prompt written notice of the event of “force majeure” with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of “force majeure,” shall be suspended during, but no longer than, the continuance of the event of “force majeure.”   The party affected by such event of “force majeure” shall use all reasonable diligence to resolve, eliminate and terminate the event of “force majeure” as quickly as practicable.  The requirement that an event of “force majeure” shall be remedied with all reasonable dispatch as hereinabove specified, shall not require the settlement of strikes, lockouts or other labor difficulties by the party involved, contrary to such party’s wishes, and the resolution of any and all such difficulties shall be handled entirely within the discretion of the party concerned.  The term “force majeure” as used in this Agreement shall be defined as and mean any act of God, strike, civil disturbance, lockout or other industrial disturbance, act of the public enemy, war, blockage, public riot, earthquake, tornado, hurricane, lightning, fire, public demonstration, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause or event, whether of the type enumerated specifically in this section or otherwise, which is not reasonably within the control of the party claiming such suspension.

            15.       Consent to Agreement.   By executing this Agreement, each party, for itself represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement.  Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical.  Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party’s own independent judgment and upon the advice of such party’s counsel.

            16.       Time.   Time is of the essence in all matters related to this Agreement.

            17.       Waiver.   No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

            18.       Execution.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

            19.       Gender.  Any indication of gender of a party in this Agreement shall be modified, as required, to fit the gender of the party or parties in question.

GUIDELINE CAPITAL, INC.                                 THE ARCHES GROUP, INC.

By:                                                                               By:
        President                                                                  President